SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549




                              FORM 8-K



                           CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  October 17, 1996




                  JMB INCOME PROPERTIES, LTD. - IX
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       (Exact name of registrant as specified in its charter)




     Illinois                  0-12432               36-3126228
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(State or other)             (Commission        (IRS Employer
 Jurisdiction of            File Number)         Identification No.)
 Organization



        900 N. Michigan Avenue, Chicago, Illinois  60611-1575
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               (Address of principal executive office)




Registrant's telephone number, including area code:  (312) 915-1987
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                           BLANCHARD PLAZA

                         Seattle, Washington
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.  On October 17, 1996,
Plaza/Seattle Limited Partnership (the "Venture"), a Washington limited partnership between JMB Income Properties, Ltd. - IX (the "Partnership") and four unaffiliated individual limited partners (who, prior to the formation of the Venture, were the ground lessors of the land underlying the building), sold the land and related improvements known as Blanchard Plaza (the "Property"). The Property is a 15-story office tower with approximately 237,000 rentable square feet of office and retail space located in Seattle (King County), Washington. The Property includes approximately 12,225 square feet of retail space and 129 parking spaces.

The purchaser, Boxwood Properties Associates, L.P., a Delaware limited partnership, is not affiliated with the Partnership or its General Partners and the sale price was determined by arm's-length negotiations.

     The sales price of the land and improvements was $26,100,000 and was paid in cash at closing (net of selling costs and prorations). Approximately $15,166,000 of such proceeds was remitted to the mortgage lender as full repayment of the loan secured by the Property. Office occupancy at the Property was approximately 93% at the date of sale.
The sale resulted in a gain for financial reporting purposes to the Venture of approximately $11,960,000 (of which the Partnership's share is approximately $11,000,000. The Property was classified as held for sale as of July 1, 1996 and, therefore, has not been subject to continued depreciation as of that date for financial reporting purposes.

In addition, the Venture expects to report a gain on sale for Federal income tax reporting purposes of approximately $16,750,000 in 1996 (of which the Partnership's share will be approximately $15,460,000).

     The Venture agreement provides that the net proceeds, if any, from any sale or refinancing of the Property will be allocated as follows: first to the Partnership as reimbursement for its aggregate additional capital contributions; then the Partnership shall be paid the outstanding balance of its $2,000,000 loan to the Venture plus any accrued interest thereon; the Joint Venture partners are entitled to receive the next $1,250,000 of such proceeds; the Partnership is entitled to receive the next $15,225,000 and any remaining proceeds will be distributed 92.3% to the Partnership and 7.7% to the Joint Venture partners. The Joint Venture partnership agreement provides for gain or loss on the disposition of the Property to be allocated to the extent needed to equalize the capital accounts of the Joint Venture partners, to the extent of any net proceeds distributed to the Joint Venture partners, and any remaining gain or loss 92.3% to the Partnership and
7.7% to the Joint Venture partners.   The Partnership expects to
distribute its approximate $9,900,000 share of the net proceeds from this sale to the limited partners in conjunction with the liquidation of the Partnership.

     The Partnership Agreement provides the General Partners shall be allocated from the sale proceeds, as defined, 3% of the selling price of the property being sold and properties previously sold, and that the balance be allocated 85% to the Limited Partners and 15% to the General Partners. However, the Limited Partners shall be allocated 100% of such net sale proceeds until the Limited Partners (i) have been allocated cash distributions of sale or refinancing proceeds in an amount equal to the Limited Partners' aggregate initial capital investment in the Partnership and (ii) have been allocated cumulative cash distributions from the Partnership's operations which, when combined with sale or refinancing proceeds previously allocated, equal a 6% annual return on the Limited Partners' average capital investment (their capital investment as reduced by sale or refinancing proceeds previously distributed) for each year commencing with the fourth fiscal quarter of 1983. Payment of the portion of the sale and refinancing proceeds allocable to the General Partners pursuant to the above is deferred until such time as the Limited Partners have received cash distributions, of sale or refinancing proceeds and of Partnership operations, in an amount equal to the Limited Partners' initial capital investment in the Partnership plus a 10% annual return on the Limited Partners' average capital investment. Since the Limited Partners will not have received cash distributions of sale or refinancing proceeds in an amount equal to their initial capital investment in the Partnership from the proceeds of this or prior sales, no portion of the proceeds of this sale is distributable to the General Partners.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
     (a)   Financial Statements.  Not Applicable.
     (b)   Pro Forma Financial Information - Narrative.
     As a result of the sale of the Property, beyond October 17, 1996, there will be no further rental and other income, property operating expenses or depreciation recorded for the Property in the consolidated financial statements of the Partnership, which for the Partnership's most recent fiscal year (the year ended December 31, 1995) were approximately $3,359,500, $1,338,500 and $998,500, respectively. Rental and other income, property operating expenses and depreciation for the Property were approximately $1,395,000, $707,400 and $500,000, respectively, for the six months ended June 30, 1996. Also, as a result of the sale of the Property, there are no further consolidated assets and liabilities related to the Property, which at June 30, 1996 consisted of land and building and improvements (net of accumulated depreciation) of approximately $12,778,000; cash and other current assets of approximately $204,000; current liabilities of approximately $780,000 and tenant security deposits of approximately $63,000. As the Blanchard Plaza investment property was the last remaining investment property of the Partnership, the remaining operations of the Partnership will consist primarily of the winding up of the operations of the Partnership until its anticipated liquidation in late 1996.
     (c)   Exhibits.
     1. Real Property Purchase Agreement and certain exhibits thereto between Plaza/Seattle Limited Partnership and Devon Properties, Inc., a New York corporation (and subsequently assigned to Boxwood Properties Associates, L.P., a Delaware limited partnership) dated October 17, 1996.




                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            JMB INCOME PROPERTIES, LTD. - IX

                            BY:   JMB Realty Corporation
                                  (Managing General Partner)



                                  By:   GAILEN J. HULL
                                        Senior Vice President
                                        Principal Accounting Officer













Dated:  October 30, 1996